      As filed with the Securities and Exchange Commission on July 30, 2001
                                                      Registration No. 333-41594
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                    8X8, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                            77-0142404
                --------                            ----------
  (State or other jurisdiction of                (I.R.S. Employer
  incorporation or organization)               Identification Number)


                           2445 Mission College Blvd.
                          Santa Clara, California 95054
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                   UFORCE COMPANY - SOCIETE UFORCE AMENDED AND
                        RESTATED 1999 STOCK OPTION PLAN

                            (Full title of the plans)

                                   ----------

                                 David M. Stoll
                             Chief Financial Officer
                                    8x8, Inc.
                           2445 Mission College Blvd.
                          Santa Clara, California 95054
                                 (408) 727-1885
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                    Copy to:
                             John T. Sheridan, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304

================================================================================

          On July 17, 2000, 8x8, Inc. (the "Company") filed a registration statement on Form S-8 (File No. 333-41594) (the "Registration Statement") covering 1,023,898 shares of the Company's Common Stock to be sold by certain stockholders of the Company under the UForce Company - Societe UForce Amended and Restated 1999 Stock Option Plan (the "Plan").

         In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act, the Registrant respectfully requests that the Securities and Exchange Commission (the "Commission") remove from registration the 1,023,898 shares which remain unsold under the Registration Statement. The Company is requesting the removal from registration of these shares as there are no longer options outstanding under the Plan and the Plan has been terminated.

         Accordingly, the Company hereby de-registers the 1,023,898 shares of its Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on July 30, 2001.

                                       8X8, INC.

                                       By:  /s/ David M. Stoll
                                            ------------------------------------
                                            David M. Stoll,
                                            Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe Parkinson and David M. Stoll jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         SIGNATURE                                      TITLE                              DATE
         ---------                                      -----                              ----

/s/ Joe Parkinson                            Chairman of the Board and                July 30, 2001
-----------------------------------          Chief Executive Officer
           Joe Parkinson                     (Principal Executive Officer)


/s/ David M. Stoll                           Chief Financial Officer and              July 30, 2001
-----------------------------------          Vice President, Finance
           David M. Stoll                    (Principal Financial and
                                             Accounting Officer)


/s/ Bryan R. Martin                          President, Chief Operating              July 30, 2001
-----------------------------------          Officer and Director
          Bryan R. Martin


/s/ Bernd Girod                              Director                                July 30, 2001
-----------------------------------
           Bernd Girod


/s/ Guy L. Hecker, Jr.                       Director                                July 30, 2001
-----------------------------------
       Guy L. Hecker, Jr.


                                             Director
-----------------------------------
       Christos Lagomichos


/s/ William Tai                              Director                                July 30, 2001
-----------------------------------
           William Tai




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